EXHIBIT 4.1

STONEMOR OPERATING LLC

(AND OTHER ISSUERS)

7.66% SENIOR SECURED NOTE DUE 2009

No. RA-	New York, New York
$	June 20, 2007
PPN: 86185@ AA 2

STONEMOR OPERATING LLC, a Delaware limited liability company (the “Company”) and each of the other undersigned, each a corporation, limited liability company or a limited partnership, as the case may be (collectively with the Company, the “Issuers”) for value received, hereby jointly and severally promise to pay to ____________, or registered assigns, the principal sum of __________ DOLLARS ($____________) on September 20, 2009, with interest (computed on the basis of a 360- day year of twelve 30-day months) (a) subject to clause (b) on the unpaid principal balance hereof from the date of this Note at the rate of 7.66% per annum, payable on March 20, June 20, September 20 and December 20 in each year, until the principal amount hereof shall become due and payable, and (b) following the occurrence and during the continuance of an Event of Default (but only upon the request of the Required Holders), payable on demand on the unpaid prinicpal balance hereof, and on any overdue premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate per annum equal to the greater of (i) 9.66% or (ii) 2% over the rate of interest from time to time publicly announced by Citibank, N.A. in New York, New York as its “prime” or “base” rate. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America at the principal office of Citibank, N.A. or such other office or agency in New York, New York as designated by the Company.

This Note is one of the 7.66% Senior Secured Notes due September 20, 2009 (herein called the “Note”) of the Issuers issued pursuant to that certain Amended and Restated Note Purchase Agreement dated as of August, 15, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; unless defined herein, terms defined in the Note Purchase Agreement are to be defined herein as defined therein) entered into by the Issuers and the institutional investors listed in Schedule A thereto, and is entitled to the benefits, and subject to the provisions of, the Note Purchase Agreement. This Note is secured by certain Security Documents referred to in the Note Purchase Agreement and is entitled to the benefits of certain General Partner/Parent Guarantee from time to time delivered pursuant to the Note Purchase Agreement and to an Intercreditor Agreement entered into pursuant thereto. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, with or without a premium as specified in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers will not be affected by any notice to the contrary.

Under certain circumstances as specified in the Note Purchase Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

Notwithstanding anything set forth in this Note each Controlled Non-Profit shall be liable only for that portion of the Obligations from which it derives a direct benefit, and any Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations.

This Note shall be governed by and construed in accordance with New York law, without regard to principles of conflicts of laws.

STONEMOR OPERATING LLC, a Delaware limited liability company

By:
Name:	Paul Waimberg
Title:	Vice President of Finance
Alleghany Memorial Park LLC
Alleghany Memorial Park Subsidiary, Inc.
Altavista Memorial Park LLC
Altavista Memorial Park Subsidiary, Inc.
Arlington Development Company
Augusta Memorial Park Perpetual Care Company
Bedford County Memorial Park LLC
Bedford County Memorial Park Subsidiary LLC
Bethel Cemetery Association
Beth Israel Cemetery Association of Woodbridge, New Jersey
Birchlawn Burial Park LLC
Birchlawn Burial Park Subsidiary, Inc.
Blue Ridge Memorial Gardens LLC
Blue Ridge Memorial Gardens Subsidiary LLC
Butler County Memorial Park LLC
Butler County Memorial Park Subsidiary, Inc.
Cedar Hill Funeral Home, Inc.
Cemetery Investments LLC
Cemetery Investments Subsidiary, Inc.
Cemetery Management Services, L.L.C.
Cemetery Management Services of Mid-Atlantic States, L.L.C.
Cemetery Management Services of Ohio, L.L.C.
Cemetery Management Services of Pennsylvania, L.L.C.
Chartiers Cemetery LLC
Chartiers Cemetery Subsidiary LLC
Clover Leaf Park Cemetery Association
CMS West LLC
CMS West Subsidiary LLC
Columbia Memorial Park LLC
Columbia Memorial Park Subsidiary, Inc.
The Coraopolis Cemetery LLC
The Coraopolis Cemetery Subsidiary LLC
Cornerstone Family Insurance Services, Inc.
Cornerstone Family Services of New Jersey, Inc.
Cornerstone Family Services of West Virginia LLC
Cornerstone Family Services of West Virginia Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

Cornerstone Funeral and Cremation Services LLC
Covenant Acquisition LLC
Covenant Acquisition Subsidiary, Inc.
Crown Hill Cemetery Association
Eloise B. Kyper Funeral Home, Inc.
Glen Haven Memorial Park LLC
Glen Haven Memorial Park Subsidiary, Inc.
Green Lawn Memorial Park LLC
Green Lawn Memorial Park Subsidiary LLC
Henlopen Memorial Park LLC
Henlopen Memorial Park Subsidiary, Inc.
Henry Memorial Park LLC
Henry Memorial Park Subsidiary, Inc.
J.V. Walker LLC
J.V. Walker Subsidiary LLC
Juniata Memorial Park LLC
Juniata Memorial Park Subsidiary LLC
KIRIS LLC
KIRIS Subsidiary, Inc.
Lakewood/Hamilton Cemetery LLC
Lakewood/Hamilton Cemetery Subsidiary, Inc.
Lakewood Memory Gardens South LLC
Lakewood Memory Gardens South Subsidiary, Inc.
Laurel Hill Memorial Park LLC
Laurel Hill Memorial Park Subsidiary, Inc.
Laurelwood Cemetery LLC
Laurelwood Cemetery Subsidiary LLC
Laurelwood Holding Company
Legacy Estates, Inc.
Locustwood Cemetery Association
Loewen [Virginia] LLC
Loewen [Virginia] Subsidiary, Inc.
Lorraine Park Cemetery LLC
Lorraine Park Cemetery Subsidiary, Inc.
Melrose Land LLC
Melrose Land Subsidiary LLC
Modern Park Development LLC
Modern Park Development Subsidiary, Inc.
Morris Cemetery Perpetual Care Company
Mount Lebanon Cemetery LLC
Mount Lebanon Cemetery Subsidiary LLC
Mt. Airy Cemetery LLC
Mt. Airy Cemetery Subsidiary LLC
Oak Hill Cemetery LLC
Oak Hill Cemetery Subsidiary, Inc.
Osiris Holding Finance Company
Osiris Holding of Maryland LLC
Osiris Holding of Maryland Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

Osiris Holding of Pennsylvania LLC
Osiris Holding of Pennsylvania Subsidiary LLC
Osiris Holding of Rhode Island LLC
Osiris Holding of Rhode Island Subsidiary, Inc.
Osiris Management, Inc.
Osiris Telemarketing Corp.
Perpetual Gardens.Com, Inc.
The Prospect Cemetery LLC
The Prospect Cemetery Subsidiary LLC
Prospect Hill Cemetery LLC
Prospect Hill Cemetery Subsidiary LLC
PVD Acquisitions LLC
PVD Acquisitions Subsidiary, Inc.
Riverside Cemetery LLC
Riverside Cemetery Subsidiary LLC
Riverview Memorial Gardens LLC
Riverview Memorial Gardens Subsidiary LLC
Rockbridge Memorial Gardens LLC
Rockbridge Memorial Gardens Subsidiary Company
Rolling Green Memorial Park LLC
Rolling Green Memorial Park Subsidiary LLC
Rose Lawn Cemeteries LLC
Rose Lawn Cemeteries Subsidiary, Incorporated
Roselawn Development LLC
Roselawn Development Subsidiary Corporation
Russell Memorial Cemetery LLC
Russell Memorial Cemetery Subsidiary, Inc.
Shenandoah Memorial Park LLC
Shenandoah Memorial Park Subsidiary, Inc.
Southern Memorial Sales LLC
Southern Memorial Sales Subsidiary, Inc.
Springhill Memory Gardens LLC
Springhill Memory Gardens Subsidiary, Inc.
Star City Memorial Sales LLC
Star City Memorial Sales Subsidiary, Inc.
Stephen R. Haky Funeral Home, Inc.
Stitham LLC
Stitham Subsidiary, Incorporated
StoneMor Alabama LLC
StoneMor Alabama Subsidiary, Inc.
StoneMor Colorado LLC
StoneMor Colorado Subsidiary LLC
StoneMor Georgia LLC
StoneMor Georgia Subsidiary, Inc.
StoneMor Illinois LLC
StoneMor Illinois Subsidiary LLC
StoneMor Indiana LLC
StoneMor Indiana Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers

StoneMor Kansas LLC
StoneMor Kansas Subsidiary LLC
StoneMor Kentucky LLC
StoneMor Kentucky Subsidiary LLC
StoneMor Michigan LLC
StoneMor Michigan Subsidiary LLC
StoneMor Missouri LLC
StoneMor Missouri Subsidiary LLC
StoneMor North Carolina LLC
StoneMor North Carolina Funeral Services, Inc.
StoneMor North Carolina Subsidiary LLC
StoneMor Oregon LLC
StoneMor Oregon Subsidiary LLC
StoneMor Pennsylvania LLC
StoneMor Pennsylvania Subsidiary LLC
StoneMor Washington, Inc.
StoneMor Washington Subsidiary LLC
Sunset Memorial Gardens LLC
Sunset Memorial Gardens Subsidiary, Inc.
Sunset Memorial Park LLC
Sunset Memorial Park Subsidiary, Inc.
Temple Hill LLC
Temple Hill Subsidiary Corporation
Tioga County Memorial Gardens LLC
Tioga County Memorial Gardens Subsidiary LLC
Tri-County Memorial Gardens LLC
Tri-County Memorial Gardens Subsidiary LLC
Twin Hills Memorial Park and Mausoleum LLC
Twin Hills Memorial Park and Mausoleum Subsidiary LLC
The Valhalla Cemetery Company LLC
The Valhalla Cemetery Subsidiary Corporation
Virginia Memorial Service LLC
Virginia Memorial Service Subsidiary Corporation WNCI LLC
W N C Subsidiary, Inc.
Westminster Cemetery LLC
Westminster Cemetery Subsidiary LLC
Wicomico Memorial Parks LLC
Wicomico Memorial Parks Subsidiary, Inc.
Willowbrook Management Corp.
Woodlawn Memorial Gardens LLC
Woodlawn Memorial Gardens Subsidiary LLC
Woodlawn Memorial Park LLC
Woodlawn Memorial Park Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Issuers